EXHIBIT 99.1
FOR IMMEDIATE RELEASE

TETRA TECHNOLOGIES, INC.
ANNOUNCES SECOND QUARTER 2016 RESULTS

The Woodlands, Texas (August 8, 2016) - TETRA Technologies, Inc. (NYSE:TTI) (TETRA or the Company) today announced a consolidated second quarter 2016 net loss per share attributable to TETRA stockholders of $(0.32), which compares to earnings of $0.19 in the second quarter of 2015.

TETRA's adjusted per share results attributable to TETRA stockholders for the second quarter of 2016, excluding Maritech and other charges, were a loss of $(0.15), which compares to adjusted diluted earnings per share attributable to TETRA stockholders of $0.17 in the second quarter of 2015, also excluding Maritech and other charges. Second quarter 2016 revenue of $175.7 million declined 44% from the second quarter of 2015 primarily as a result of a 50% reduction in the North American rig count. (Adjusted diluted earnings (loss) per share is a non-GAAP financial measure that is reconciled to the nearest GAAP measure in the accompanying schedules.

Second Quarter 2016 Results
	Three Months Ended
	June 30, 2016	March 31, 2016	June 30, 2015
	(In Thousands, Except per Share Amounts)
Revenue	$175,660	$169,329	$316,319
Net income (loss) attributable to TETRA stockholders	(26,574)	(88,325)	14,925
Adjusted EBITDA(1)	32,949	19,424	74,542
Diluted EPS attributable to TETRA stockholders	(0.32)	(1.11)	0.19
Adjusted diluted EPS attributable to TETRA stockholders(1)	(0.15)	(0.24)	0.17
Consolidated net cash provided by operating activities	8,336	25,261	54,347
TETRA only adjusted free cash flow(1)	$(8,773)	$18,488	$42,868

(1)	Non-GAAP financial measures are reconciled to GAAP in the schedules below.

Highlights of the 2016 second quarter include:

•	Completion of public equity offering, raising $60 million in net proceeds to repay outstanding debt.

•	Amendment of credit facility and debt agreements, providing enhanced financial flexibility.

•	For our Compression Division, net cash provided by operating activities was $20.5 million, loss before tax was $(4.0) million, and adjusted EBITDA(1) was $24.7 million.

•	A growing backlog in our Offshore Services segment as we exited the second quarter.

•	Continued aggressive reduction of expenses across the company, including salary reductions and reduced workweek schedules.

(1)	Non-GAAP financial measures are reconciled to GAAP in the schedules below.

Analysis of Second Quarter Results

Stuart M. Brightman, TETRA's President and Chief Executive Officer, stated, “During the second quarter of 2016, most of our markets continued to experience a decline in activity and high levels of competitiveness. Even with this unfavorable environment, our results improved sequentially, compared to the first quarter of 2016, as a result of seasonal improvements in several of our businesses combined with the ongoing positive impact of cost reductions.

“Also during the second quarter we completed a public equity offering, raising $60 million in net proceeds that were used primarily to repay outstanding debt, and we successfully negotiated the amendment of our primary debt agreements, providing us with enhanced financial flexibility. These two actions represent important steps for our long-

term success, as they strengthen our balance sheet, provide additional liquidity, and better position us to respond rapidly when activity levels rebound.

“Our Fluids Division’s revenues for the second quarter of 2016 were $60.8 million compared to $123.0 million in the second quarter of 2015. Similar to what we saw in the first quarter of this year, the decrease was predominately the result of continued lower demand in North America, a lack of major projects in the Gulf of Mexico, and continued pricing pressure in many international markets. Our seasonal increase in activity in the European chemical business somewhat mitigated this trend. Overall, this resulted in pretax income of $0.4 million and adjusted pretax income of $1.0 million for the Fluids Division in the second quarter of 2016, compared to pretax income of $32.6 million and adjusted pretax income of $32.8 million in the second quarter of 2015. Going forward into the second half of this year, our expectations for the Fluids Division are that we will see slightly improved activity in North America and an increase in offshore activity associated with projects currently in our backlog.

“Second quarter 2016 results for our Production Testing Division represent a sequential decrease from the first quarter of 2016, with a pretax loss of $(4.3) million and an adjusted pretax loss of $(4.2) million in this year’s second quarter compared to a pretax loss of $(19.3) million and an adjusted pretax loss of $(2.3) million in this year’s first quarter. Similar to the Fluids Division, this was driven primarily by a continued reduction in activity in North America and in certain international markets. Also similar to the Fluids Division, we expect to see a slight increase in activity for Production Testing in the second half of this year with a modest increase in completions activity.

“For the second quarter of 2016 our Compression Division reported a pretax loss of $(4.0) million and an adjusted pretax loss of $(3.1) million compared to a pretax loss of $(104.7) million and an adjusted pretax loss of $(4.3) million in the first quarter of 2016. During the second quarter, the Division experienced a continued decrease in utilization of our compression services and a continued reduction in equipment sales. Adjusted EBITDA of $24.7 million for the second quarter of this year represented an improvement over adjusted EBITDA of $23.6 million in the first quarter of this year, primarily due to the continued benefit of cost reduction actions. On July 22, 2016, CSI Compressco LP declared a distribution attributable to the second quarter of 2016 of $0.3775 per unit, unchanged from the distribution attributable to the first quarter of this year. This distribution resulted in a coverage ratio of 1.19x for the second quarter of 2016.

“Our Offshore Service segment reported pretax income of $37,000 and adjusted pretax income of $93,000 in the second quarter of 2016 compared to pretax income of $2.1 million in the second quarter of 2015. The segment’s improvement on a sequential basis, compared to the pretax loss of $(7.7) million reported in the first quarter of 2016, is due to the normal seasonal activity of the second quarter. In addition, the backlog for our major assets continued to firm-up during the second quarter, and we expect the third quarter to show a typical seasonal improvement over the second quarter, sequentially.”

Special Charges and Maritech

Maritech reported a pre-tax loss of $(3.4) million in the second quarter of 2016. The primary contributor to this loss was the write-off of a receivable of $2.8 million associated with the uncertainty of our ability to collect future reimbursements for P&A work performed on certain Maritech properties.

Financial Guidance

Given the operating environment and expectations of a prolonged downturn, the management team remains focused on adjusted free cash flow. The forecast for full year 2016 TETRA only adjusted free cash flow is a range of $30 to $50 million. No reconciliation of the forecasted range of adjusted free cash flow for the full year 2016 is included in this release because the reconciliation would require presenting forecasted information for CSI Compressco that is not publicly disclosed.

Conference Call

TETRA will host a conference call to discuss second quarter 2016 results today, August 8, 2016, at 10:30 am ET. The phone number for the call is (888) 347-5303. The conference will also be available by live audio webcast and may be accessed through TETRA's website at www.tetratec.com.

Investor Contacts

TETRA Technologies, Inc., The Woodlands, Texas
Stuart M. Brightman, 281/367-1983
Fax: 281/364-4346
www.tetratec.com

Financial Statements, Schedules and Non-GAAP Reconciliation Schedules (Unaudited)

Schedule A: Consolidated Income Statement
Schedule B: Financial Results By Segment
Schedule C: Consolidated Balance Sheet
Schedule D: Long-Term Debt
Schedule E: Second Quarter Special Charges
Schedule F: Non-GAAP Reconciliation to GAAP Financials
Schedule G: Non-GAAP Reconciliation to Adjusted Free Cash Flow
Schedule H: Non-GAAP Reconciliation of TETRA Net Debt

Company Overview and Forward Looking Statements

TETRA is a geographically diversified oil and gas services company, focused on completion fluids and associated products and services, water management, frac flowback, production well testing, offshore rig cooling, compression services and equipment, and selected offshore services including well plugging and abandonment, decommissioning, and diving. TETRA owns an equity interest, including all of the general partner interest, in CSI Compressco LP (NADAQ:CCLP), a master limited partnership.

This press release includes certain statements that are deemed to be forward-looking statements. Generally, the use of words such as “may,” “expect,” “intend,” “estimate,” “projects,” “anticipate,” “believe,” “assume,” “could,” “should,” “plans,” “targets” or similar expressions that convey the uncertainty of future events, activities, expectations or outcomes identify forward-looking statements that the Company intends to be included within the safe harbor protections provided by the federal securities laws. These forward-looking statements include statements concerning expected results of operational business segments for 2016, anticipated benefits from CSI Compressco following the acquisition of CSI in 2014, including increases in cash distributions per unit, projections concerning the Company's business activities, financial guidance, estimated earnings, earnings per share, and statements regarding the Company's beliefs, expectations, plans, goals, future events and performance, and other statements that are not purely historical. These forward-looking statements are based on certain assumptions and analyses made by the Company in light of its experience and its perception of historical trends, current conditions, expected future developments and other factors it believes are appropriate in the circumstances. Such statements are subject to a number of risks and uncertainties, many of which are beyond the control of the Company, including the ability of CSI Compressco to successfully integrate the operations of CSI and recognize the anticipated benefits of the acquisition. Investors are cautioned that any such statements are not guarantees of future performances or results and that actual results or developments may differ materially from those projected in the forward-looking statements. Some of the factors that could affect actual results are described in the section titled “Risk Factors” contained in the Company's Annual Report on Form 10-K for the year ended December 31, 2015, as well as other risks identified from time to time in its reports on Form 10-Q and Form 8-K filed with the Securities and Exchange Commission.

Schedule A: Consolidated Income Statement (Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
	(In Thousands)
Revenues	$175,660	$316,319	$344,989	$567,411

Cost of sales, services, and rentals	125,593	207,391	246,034	374,054
Depreciation, amortization, and accretion	33,538	39,067	67,145	77,410
Impairments of long-lived assets	257	—	10,927	—
Total cost of revenues	159,388	246,458	324,106	451,464
Gross profit	16,272	69,861	20,883	115,947

General and administrative expense	27,181	37,472	60,792	72,741
Goodwill impairment	—	—	106,205	—
Interest expense, net	14,335	13,319	28,974	27,035
Other (income) expense, net	2,210	962	1,506	118
Income (loss) before taxes	(27,454)	18,108	(176,594)	16,053
Provision (benefit) for income taxes	1,770	2,741	361	4,310
Net income (loss)	(29,224)	15,367	(176,955)	11,743
Net (income) loss attributable to noncontrolling interest	2,650	(442)	62,056	(1,266)
Net income (loss) attributable to TETRA stockholders	$(26,574)	$14,925	$(114,899)	$10,477

Basic per share information:
Net income (loss) attributable to TETRA stockholders	$(0.32)	$0.19	$(1.42)	$0.13
Weighted average shares outstanding	81,842	79,165	80,631	79,037

Diluted per share information:
Net income (loss) attributable to TETRA stockholders	$(0.32)	$0.19	$(1.42)	$0.13
Weighted average shares outstanding	81,842	79,915	80,631	79,506

Schedule B: Financial Results By Segment (Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
	(In Thousands)
Revenues by segment:
Fluids Division	$60,833	$122,974	$119,946	$222,263
Production Testing Division	13,384	34,842	33,255	71,943
Compression Division	76,091	126,455	157,786	229,344
Offshore Division
Offshore Services	26,119	35,731	36,365	47,514
Maritech	248	394	337	1,900
Intersegment eliminations	7	(2,909)	(516)	(3,180)
Offshore Division total	26,374	33,216	36,186	46,234
Eliminations and other	(1,022)	(1,168)	(2,184)	(2,373)
Total revenues	$175,660	$316,319	$344,989	$567,411

Gross profit (loss) by segment:
Fluids Division	$6,585	$40,354	$14,076	$65,720
Production Testing Division	(2,598)	3,918	(6,022)	6,777
Compression Division	13,727	21,150	20,682	43,937
Offshore Division
Offshore Services	1,767	4,690	(4,222)	(1,279)
Maritech	(3,097)	3	(3,412)	1,301
Intersegment eliminations	—	—	—	—
Offshore Division total	(1,330)	4,693	(7,634)	22
Corporate overhead and eliminations	(112)	(255)	(219)	(509)
Total gross profit	$16,272	$69,861	$20,883	$115,947

Income (loss) before taxes by segment:
Fluids Division	$454	$32,583	$96	$50,320
Production Testing Division	(4,328)	(472)	(23,702)	(433)
Compression Division	(4,040)	1,498	(108,740)	3,904
Offshore Division
Offshore Services	37	2,095	(7,671)	(6,553)
Maritech	(3,401)	(313)	(4,021)	662
Intersegment eliminations	—	—	—	—
Offshore Division total	(3,364)	1,782	(11,692)	(5,891)
Corporate overhead and eliminations	(16,176)	(17,283)	(32,556)	(31,847)
Total income (loss) before taxes	$(27,454)	$18,108	$(176,594)	$16,053

Please note that the above results by Segment are inclusive of the special charges and expenses. Please see Schedule E for details of those special charges and expenses.

Schedule C: Consolidated Balance Sheet (Unaudited)

	June 30, 2016	December 31, 2015
	(In Thousands)
Balance Sheet:
Cash (excluding restricted cash)	$23,917	$23,057
Accounts receivable, net	110,685	184,172
Inventories	124,315	117,009
Other current assets	28,753	29,791
PP&E, net	1,000,169	1,048,004
Other assets	98,584	234,169
Total assets	$1,386,423	$1,636,202

Current portion of decommissioning liabilities	$3,291	$14,570
Other current liabilities	128,139	170,676
Long-term debt (1)	788,222	853,228
Long-term portion of decommissioning liabilities	51,732	42,879
Other long-term liabilities	27,255	40,669
Equity	387,784	514,180
Total liabilities and equity	$1,386,423	$1,636,202
(1) Please see Schedule D for the individual debt obligations of TETRA and CSI Compressco LP.

Schedule D: Long-Term Debt

TETRA Technologies Inc. and its subsidiaries, excluding CSI Compressco LP and its subsidiaries, are obligated under a bank credit agreement and senior notes, neither of which are obligations of CSI Compressco LP and its subsidiaries. CSI Compressco LP and its subsidiaries are obligated under a separate bank credit agreement and senior notes, neither of which are obligations of TETRA and its other subsidiaries. Amounts presented are net of deferred financing costs.

	June 30, 2016	December 31, 2015
	(In Thousands)
TETRA
Bank revolving line of credit facility	$101,604	$21,572
TETRA Senior Notes at various rates	117,446	264,998
Other debt	—	50
TETRA total debt	219,050	286,620
Less current portion	—	(50)
TETRA total long-term debt	$219,050	$286,570

CSI Compressco LP
CCLP Bank Credit Facility	$231,171	$229,555
CCLP 7.25% Senior Notes	338,001	337,103
CCLP total debt	569,172	566,658
Less current portion	—	—
CCLP total long-term debt	$569,172	$566,658
Consolidated total long-term debt	$788,222	$853,228

Non-GAAP Financial Measures

In addition to financial results determined in accordance with GAAP, this press release includes the following non-GAAP financial measures for the Company: net debt, adjusted consolidated and segment income (loss) before taxes, excluding the Maritech segment and special charges; adjusted EBITDA; and adjusted free cash flow. The following schedules provide reconciliations of these non-GAAP financial measures to their most directly comparable GAAP measures. The non-GAAP financial measures should be considered in addition to, not as a substitute for, financial measures prepared in accordance with GAAP, as more fully discussed in the Company’s financial statements and filings with the Securities and Exchange Commission.

Management believes that following the sale of essentially all of Maritech’s oil and gas properties, it is helpful to show the Company’s results excluding the impact of the costs and charges relating to the decommissioning of Maritech’s remaining properties since these results will show the Company’s historical results of operations on a basis consistent with expected future operations. Management also believes that the exclusion of the special charges from the historical results of operations enables management to evaluate more effectively the Company’s operations over the prior periods and to identify operating trends that could be obscured by the excluded items.

Adjusted income (loss) before taxes (and adjusted income (loss) before taxes as a percent of revenue) is defined as the Company’s (or its Segments’) income (loss) before taxes excluding certain special or other charges (or credits). Adjusted income (loss) before taxes (and adjusted income (loss) before taxes as a percent of revenue) is used by management as a supplemental financial measure to assess financial performance, without regard to charges or credits that are considered by management to be outside of its normal operations.

Adjusted diluted earnings (loss) per share is defined as the Company’s diluted earnings (loss) per share excluding certain special or other charges (or credits) and using a normalized effective income tax rate. Adjusted diluted earnings (loss) per share is used by management as a supplemental financial measure to assess financial performance, without regard to charges or credits that are considered by management to be outside of its normal operations.

Adjusted EBITDA is defined as adjusted income before interest, taxes, depreciation, amortization, impairments and special charges, and equity compensation. Adjusted EBITDA is used by management as a supplemental financial measure to assess the financial performance of the Company’s assets, without regard to financing methods, capital structure or historical cost basis and to assess the Company’s ability to incur and service debt and fund capital expenditures.

TETRA only adjusted free cash flow is a non-GAAP measure that the Company defines as cash from TETRA’s operations, excluding cash settlements of Maritech AROs, less capital expenditures net of sales proceeds, and including cash distributions to TETRA from CSI Compressco LP. Management uses this supplemental financial measure to:

•	assess the Company’s ability to retire debt;

•	evaluate the capacity of the Company to further invest and grow; and

•	to measure the performance of the Company as compared to its peer group of companies.

TETRA only adjusted free cash flow does not necessarily imply residual cash flow available for discretionary expenditures, as it excludes cash requirements for debt service or other non-discretionary expenditures that are not deducted.

TETRA net debt is defined as the sum of long-term and short-term debt on its consolidated balance sheet, less cash, excluding restricted cash on the consolidated balance sheet and excluding the debt and cash of CSI Compressco LP. Management views TETRA net debt as a measure of TETRA’s ability to reduce debt, add to cash balances, pay dividends, repurchase stock, and fund investing and financing activities.

Schedule E: Second Quarter Special Charges

	Three Months Ended
	June 30, 2016
	Income (Loss) Before Tax	Provision (Benefit) for Tax	Noncont. Interest	Net Income Attributable to TETRA Stockholders	EPS
	(In Thousands, Except per Share Amounts)
Income (loss) attributable to TETRA stockholders, excluding unusual charges and Maritech	$(20,511)	$(6,154)	$(2,011)	$(12,346)	$(0.15)
Asset impairments and writeoffs	(365)	(109)	—	(256)	0.00
Severance expense	(595)	(179)	(170)	(246)	0.00
Debt refinancing cost	(2,582)	(775)	(469)	(1,338)	(0.02)
Effect of deferred tax valuation allowance and other related tax adj.	—	8,987	—	(8,987)	(0.11)
Maritech profit (loss)	(3,401)	—	—	(3,401)	(0.04)
Net income (loss) attributable to TETRA stockholders, as reported	$(27,454)	$1,770	$(2,650)	$(26,574)	$(0.32)

	March 31, 2016
	Income (Loss) Before Tax	Provision (Benefit) for Tax	Noncont. Interest	Net Income Attributable to TETRA Stockholders	EPS

Income (loss) attributable to TETRA stockholders, excluding unusual charges and Maritech	$(30,890)	$(9,266)	$(2,391)	$(19,233)	$(0.24)
Asset impairments and writeoffs	(10,670)	(3,201)	(4,465)	(3,004)	(0.04)
Severance expense	(755)	(226)	(138)	(391)	0.00
Goodwill writeoff	(106,205)	(31,862)	(52,412)	(21,931)	(0.28)
Effect of deferred tax valuation allowance and other related tax adj.	—	43,146	—	(43,146)	(0.54)
Maritech profit (loss)	(620)	—	—	(620)	(0.01)
Net Income (loss) attributable to TETRA stockholders, as reported	$(149,140)	$(1,409)	$(59,406)	$(88,325)	$(1.11)

	June 30, 2015
	Income (Loss) Before Tax	Provision (Benefit) for Tax	Noncont. Interest	Net Income Attributable to TETRA Stockholders	EPS

Income (loss) attributable to TETRA stockholders, excluding unusual charges and Maritech	$19,841	$5,953	$464	$13,424	$0.17
Severance expense	(320)	(96)	(22)	(202)	0.00
Allowance for bad debt	(1,100)	(330)	—	(770)	(0.01)
Effect of deferred tax valuation allowance and other related tax adj.	—	(2,786)	—	2,786	0.03
Maritech profit (loss)	(313)	—	—	(313)	0.00
Net Income (loss) attributable to TETRA stockholders, as reported	$18,108	$2,741	$442	$14,925	$0.19

Schedule F: Non-GAAP Reconciliation to GAAP Financials

	Three Months Ended
	June 30, 2016
	Income (Loss) Before Tax, as Reported	Impairments & Special Charges	Adjusted Income (Loss) Before Tax	Adjusted Interest Expense, Net(1)	Depreciation & Amortization	Equity Comp. Expense	Adjusted EBITDA
	(In Thousands)
Fluids Division	$454	$501	$955	$2	$7,326	$—	$8,283
Production Testing Division	(4,328)	131	(4,197)	(143)	4,176	—	(164)
Compression Division	(4,040)	984	(3,056)	8,148	18,753	825	24,670
Offshore Services Segment	37	56	93	—	2,865	—	2,958
Eliminations and other	3	—	3	—	(3)	—	—
Subtotal	(7,874)	1,672	(6,202)	8,007	33,117	825	35,747
Corporate and other	(16,179)	1,870	(14,309)	5,596	112	5,803	(2,798)
TETRA excluding Maritech	(24,053)	3,542	(20,511)	13,603	33,229	6,628	32,949
Maritech	(3,401)	—	(3,401)	10	309	—	(3,082)
Total TETRA	$(27,454)	$3,542	$(23,912)	$13,613	$33,538	$6,628	$29,867

	March 31, 2016
	Income (Loss) Before Tax, as Reported	Impairments & Special Charges	Adjusted Income (Loss) Before Tax	Adjusted Interest Expense, Net(1)	Depreciation & Amortization	Equity Comp. Expense	Adjusted EBITDA

Fluids Division	$(358)	$114	$(244)	$(26)	$7,396	$—	$7,126
Production Testing Division	(19,374)	17,073	(2,301)	(189)	4,592	—	2,102
Compression Division	(104,700)	100,443	(4,257)	8,802	18,464	636	23,645
Offshore Services Segment	(7,708)	—	(7,708)	—	2,739	—	(4,969)
Eliminations and other	4	—	4	—	(4)	—	—
Subtotal	(132,136)	117,630	(14,506)	8,587	33,187	636	27,904
Corporate and other	(16,384)	—	(16,384)	6,052	115	1,737	(8,480)
TETRA excluding Maritech	(148,520)	117,630	(30,890)	14,639	33,302	2,373	19,424
Maritech	(620)	—	(620)	—	305	—	(315)
Total TETRA	$(149,140)	$117,630	$(31,510)	$14,639	$33,607	$2,373	$19,109

	June 30, 2015
	Income (Loss) Before Tax, as Reported	Impairments & Special Charges	Adjusted Income (Loss) Before Tax	Interest Expense, Net	Depreciation & Amortization	Equity Comp. Expense	Adjusted EBITDA

Fluids Division	$32,583	$171	$32,754	$(76)	$8,813	$—	$41,491
Production Testing Division	(472)	1,147	675	14	6,168	—	6,857
Compression Division	1,498	45	1,543	8,658	20,686	727	31,614
Offshore Services Segment	2,095	32	2,127	—	2,888	—	5,015
Eliminations and other	(12)	—	(12)	—	(3)	—	(15)
Subtotal	35,692	1,395	37,087	8,596	38,552	727	84,962
Corporate and other	(17,271)	25	(17,246)	4,697	255	1,874	(10,420)
TETRA excluding Maritech	18,421	1,420	19,841	13,293	38,807	2,601	74,542
Maritech	(313)	—	(313)	26	260	—	(27)
Total TETRA	$18,108	$1,420	$19,528	$13,319	$39,067	$2,601	$74,515

(1)	Adjusted interest expense, net, for the three month period ended June 30, 2016, excludes $0.7 million of interest expense related to CCLP debt refinancing.

Schedule G: Non-GAAP Reconciliation to Free Cash Flow

	Three Months Ended
	June 30, 2016	March 31, 2016	June 30, 2015
	(In Thousands)
Consolidated
Net cash provided by operating activities	$8,336	$25,261	$54,347
ARO settlements	64	3,379	3,845
Capital expenditures, net of sales proceeds	(4,732)	(1,985)	(23,188)
Consolidated adjusted free cash flow	3,668	26,655	35,004

CSI Compressco LP
Net cash provided by operating activities	20,469	15,095	19,721
Capital expenditures, net of sales proceeds	(2,453)	(1,353)	(19,934)
CSI Compressco free cash flow	18,016	13,742	(213)

TETRA Only
Cash from operating activities	(12,133)	10,166	34,626
ARO settlements	64	3,379	3,845
Capital expenditures, net of sales proceeds	(2,279)	(632)	(3,254)
Free cash flow before ARO settlements	(14,348)	12,913	35,217
Distributions from CSI Compressco LP	5,575	5,575	7,651
Adjusted free cash flow	(8,773)	18,488	42,868

Schedule H: Non-GAAP Reconciliation of TETRA Net Debt

The cash and debt positions of TETRA and CSI Compressco LP as of June 30, 2016, are shown below. TETRA and CSI Compressco LP’s debt agreements are distinct and separate with no cross default provisions, no cross collateral provisions and no cross guarantees. Management believes that the most appropriate method to analyze the debt positions of each company is to view them separately, as noted below.

The following reconciliation of net debt is presented as a supplement to financial results prepared in accordance with GAAP. The Company defines net debt as the sum of long-term and short-term debt on its consolidated balance sheet, less cash, excluding restricted cash on the consolidated balance sheet and excluding the debt and cash of CSI Compressco LP. Management views TETRA net debt as a measure of TETRA's ability to reduce debt, add to cash balances, pay dividends, repurchase stock, and fund investing and financing activities.

	June 30, 2016
	TETRA	CCLP
	(In Millions)
Non-restricted cash	$7.2	$16.7

Revolver debt outstanding	101.6	231.2
Senior Notes outstanding	117.4	338.0
Net debt	$211.8	$552.5